UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 15, 2007

MEDICAL DISCOVERIES, INC
(Exact Name of Registrant as Specified in Charter)

Utah
(State of Incorporation)

000-24569	87-0407858
(Commission File Number)	(I.R.S. Employer Identification No.)

6033 W. Century Blvd, Suite 1090, Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

(801) 582-9583
(Registrant’s Telephone Number, Including Area Code)

1338 S. Foothill Drive, #266, Salt Lake City, Utah 84108
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01	ENTRY INTO A MATERIAL AGREEMENT

On October 15, 2007, Medical Discoveries, Inc. (the “Registrant”) entered into a Service Agreement (the “Agreement”) with Corporativo LODEMO S.A DE CV, a Mexican corporation (collectively, the “LODEMO Group”).

As previously disclosed, the Registrant has commenced developing a new business to produce and sell seed oil harvested from the planting and cultivation of the Jatropha curcas plant for the purpose of providing feedstock oil used to produce bio-diesel (“Jatropha Business”). Jatropha is a hardy, fast-growing plant that is native to Central America, Mexico and the Caribbean.

The Registrant has decided to initiate its Jatropha Business in Mexico, and has already identified parcels of land in Mexico to plant and cultivate Jatropha. In order to obtain all of the logistical and other services needed to operate a large-scale farming and transportation business in Mexico, the Registrant entered into the Agreement with the LODEMO Group, a privately held Mexican company with substantial land holdings, significant experience in diesel distribution and sales, liquids transportation, logistics, land development and agriculture.

Under the supervision of the Registrant’s management, the LODEMO Group will be responsible for the establishment, development, and day-to-day operations of the Registrant’s Jatropha Business in Mexico, including the extraction of the oil from the Jatropha seeds, the delivery of the Jatropha oil to buyers, the purchase or lease of land in Mexico, the establishment and operation of one or more Jatropha nurseries, the clearing, planting and cultivation of the Jatropha fields, the harvesting of the Jatropha seeds, the operation of the Registrant’s oil extraction facilities, and the logistics associated with the foregoing. Although the LODEMO Group will be responsible for identifying and acquiring the farmland, ownership of the farmland or any lease thereto will be held directly by the Registrant or by a Mexican subsidiary of the Registrant. The LODEMO Group will be responsible for hiring and managing all necessary employees. All direct and budgeted costs of the Jatropha Business in Mexico will be borne by the Registrant.

The LODEMO Group will provide the foregoing and other necessary services for a fee primarily based on the number of hectares of Jatropha under cultivation. The Registrant has agreed to pay the LODEMO Group a fixed fee per year of $60 per hectare of land planted and maintained with minimum payments based on 10,000 hectares of developed land, to follow a planned planting schedule. The Agreement has a 20-year term but may be terminated earlier by the Registrant under certain circumstances. The LODEMO Group also will potentially receive incentive compensation for controlling costs below the annual budget established by the parties, production incentives for increase yield and a sales commission for biomass sales.

ITEM 8.01	OTHER EVENTS

On October 19, 2007, the Company filed a press release (the “Press Release”) announcing the execution of the Agreement. A copy of the Press Release is filed as an exhibit to this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	The Agreement will be filed with the next periodic report that the Registrant is required to file pursuant to the Securities Exchange Act of 1934.

(b)	Exhibits

Exhibit No.	Description
99.1	Press Release dated October 19, 2007 relating to the Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICAL DISCOVERIES, INC.

Date: October 19, 2007	By:	/s/ RICHARD PALMER
Richard Palmer
President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated October 19, 2007 relating to the Agreement